                            SCHEDULE 14A INFORMATION

PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES EXCHANGE ACT OF 1934

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

- --------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12



                           HOUGHTON MIFFLIN COMPANY
              (Name of Registrant as Specified In Its Charter)



                               LOIS M. NOVOTNY
                   (Name of Person(s) Filing Proxy Statement)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     1) Title of each class of securities to which transaction applies:

     2) Aggregate number of securities to which transaction applies:

     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

     4) Proposed maximum aggregate value of transaction:

     Set forth the amount on which the filing fee is calculated and state how it was determined.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     1) Amount Previously Paid:

     2) Form, Schedule or Registration Statement No.:

     3) Filing Party:

     4) Date Filed:

- --------------------------------------------------------------------------------

                           HOUGHTON MIFFLIN COMPANY


                                     [LOGO

                                                                  March 28, 1994

Dear Stockholder:

      I am delighted to invite you to attend the 1994 Annual Meeting of Stockholders of Houghton Mifflin Company on Wednesday, April 27, 1994, at 11:00 A.M. at The New England Hall, 225 Clarendon Street, Boston, Massachusetts.

      The formal business to be considered and acted upon by stockholders at this meeting is the election of four Class II directors, each for a three-year term, and the ratification of the selection of the Company's independent public accountants. These matters are described in detail in the accompanying Notice of Annual Meeting and Proxy Statement. We shall also use this opportunity to report to you on Houghton Mifflin's 1993 performance and outlook for the future.

      It is important that your shares be represented whether or not you are able to be there in person. I urge you, therefore, to register your vote now by completing, signing, and returning the enclosed proxy card promptly.

      All stockholders will receive a report of the meeting in the mail.

                                          Sincerely,

                                          /s/ Nader F. Darehshori

                                          Nader F. Darehshori
                                          Chairman, President, and
                                          Chief Executive Officer

                            NOTICE OF ANNUAL MEETING
                           TO BE HELD APRIL 27, 1994

                                                           Boston, Massachusetts
                                                           March 28, 1994

To the Stockholders of Houghton Mifflin Company:

      The Annual Meeting of Stockholders of Houghton Mifflin Company will be held at The New England Hall, 225 Clarendon Street, Boston, Massachusetts, on Wednesday, April 27, 1994, at 11:00 A.M. to consider and act on the following matters:

      1. Election of four Class II directors, each for a three-year term;

      2. Ratification of the selection of Ernst & Young as independent auditors of the Company for the current year; and

      3. Any other matter that may properly come before the meeting or any adjournment thereof.

                                          By Order of the Board of Directors,

                                          Paul D. Weaver, Clerk

      WHETHER OR NOT YOU ATTEND IN PERSON, IT WOULD BE APPRECIATED IF YOU WOULD FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, VOTE YOUR SHARES EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

                            HOUGHTON MIFFLIN COMPANY

                              222 Berkeley Street

                          Boston, Massachusetts 02116

                                PROXY STATEMENT

                                      FOR

                         ANNUAL MEETING OF STOCKHOLDERS

                           TO BE HELD APRIL 27, 1994

GENERAL INFORMATION

     This statement is furnished in connection with the solicitation of Proxies by the Board of Directors of Houghton Mifflin Company, hereinafter called the "Company." The cost of soliciting Proxies will be borne by the Company. The solicitation of Proxies by mail may be followed by personal solicitation of certain stockholders by officers or employees of the Company. In addition, the Company has retained Hill and Knowlton, Inc., as a proxy solicitor at an estimated cost of $6,000 plus expenses. The enclosed Proxy, if executed and returned, may be revoked at any time before it has been exercised.

     The Annual Report for the year ended December 31, 1993, is enclosed or has been furnished previously under separate cover.

     Stock transfer books will not be closed, but the Board of Directors has fixed the close of business on March 4, 1994, as the record date for determining the stockholders entitled to notice of, and to vote at, this meeting and any adjournment thereof. On that date there were outstanding 14,550,497 shares of common stock (par value $1 per share), and the holders thereof will be entitled to one vote for each share held by them.

     This Proxy Statement and enclosed form of Proxy are first being sent or given to security holders on or about March 28, 1994.

BOARD OF DIRECTORS

     The Board of Directors of the Company currently consists of 13 members. The Board is divided into three classes as nearly equal in number as possible, with one class elected each year at the Annual Meeting of Stockholders. The directors in each class serve for a term of three years and until their successors are duly elected and qualified. The terms of office for the Class II directors expire at this meeting.

     The Board has voted to fix the number of directors at 13. There are four incumbent directors in Class I and five in Class III. Consequently, at the Annual Meeting of Stockholders, four nominees in Class II are standing for election. These nominees are Gail Deegan, James O. Freedman, Charles R. Longsworth, and Alfred L. McDougal, all of whom are presently Class II directors.

     The affirmative vote of a plurality of shares present and voting at the Annual Meeting of Stockholders is necessary to elect a director. With regard to the election of directors, votes may be cast in favor of or withheld from each nominee; votes that are withheld will be excluded entirely from the vote and will have no effect on the election of directors. Abstentions may be specified on proposals other than the election of directors, will be counted as present for purposes of determining the existence of a quorum regarding the item on which the abstention is noted, and will have the effect of a vote against proposals that require a majority of either the outstanding shares or the shares present in person or by proxy and entitled to vote on the matter. Under the rules of the New York Stock Exchange, brokers who hold shares in street name have the authority to vote on certain items when they have not received instructions from beneficial owners. Brokers that do not receive instructions are entitled to vote on the election of directors. Under applicable Massachusetts law and the Company's By-laws, broker non-votes will have no effect on the outcome of the election of directors or proposals that require a majority of the shares present in person or by proxy and entitled to vote on the matter involved but would have the effect of a negative vote on proposals that require a majority of the outstanding shares.

     The Board met 11 times during 1993. All incumbent directors attended at least 75% of the aggregate number of meetings of the Board of Directors and committees of which they were members.

     Committees of the Board

     The Board of Directors has appointed the following five standing committees elected from its own members.

     The Executive Committee. The principal duty of the Committee is to act for the Board when the Board is not in session. The Committee did not meet during 1993. Messrs. Darehshori, Baute, Magee, Putnam, and Ms. Malone are members of the Committee.

     The Compensation & Nominating Committee. This Committee is made up exclusively of non-employee directors. The duties of the Committee are (i) to review and approve compensation plans, generally, for the Company, (ii) to consider and administer stock option grants, other stock award plans, and incentive compensation, and (iii) to fix the compensation of directors employed by the Company and certain officers. The Committee also submits to the Board names of persons it believes should be considered for election as directors of the Company. The Committee will consider timely recommendations for nominations submitted by stockholders. Any stockholder wishing to make a recommendation should submit it in writing to the attention of the Clerk of the Company at its executive offices. The Committee met four times during 1993. Messrs. Baute, Freedman, Putnam, Thomas, and Mrs. Lindsay are members of the Committee.

     The Audit Committee. This Committee is made up exclusively of non-employee directors. The purpose of the Committee is to review the integrity of the Company's financial statements. The Company's internal auditors and its independent public accountants have direct access to the Committee. The Committee annually considers the qualifications of the independent public accountants for the Company and makes recommendations to the Board as to their selection, fee, and the scope of their audit and other services. The Committee is empowered to conduct investigations into any matters concerning the integrity of reported facts and figures, ethical conduct, and appropriate disclosure. The Committee met four times during 1993. Ms. Deegan, Mr. Freedman, Mrs. Lindsay, Mr. Longsworth, and Dr. Sorenson are members of the Committee.

     The Finance Committee. This Committee reviews and makes recommendations relating to offerings of debt and equity securities, major borrowing commitments, dividend policy, and other significant financial matters. The Committee met twice during 1993. Messrs. Jaeger, Longsworth, Putnam, Thomas, Ms. Malone, and Ms. Deegan are members of the Committee.

     The Diversity Committee. This Committee reviews and monitors the Company's policies and practices, with specific attention to the Company's commitment to ensuring that its employees and suppliers represent the diversity of America's population. The Committee met twice during 1993. Its members are Messrs. Jaeger, Longsworth, Magee, and Dr. Sorenson.

     Directors' Compensation

     Directors who are not employees of the Company receive an annual $7,000 retainer, $700 for each Board meeting attended, and $500 for each committee meeting attended. Members of the Executive Committee receive an annual retainer of $4,000 in lieu of Executive Committee attendance fees. Directors who chair committees receive an additional $2,500 retainer. In addition to the cash remuneration, non-employee directors receive shares of Company common stock pro-rated for service during the year. For service in 1993, directors received 500 shares. Directors who are employees receive no compensation for attendance at Board or committee meetings.

     The Company maintains a deferred compensation plan for non-employee directors under which such directors may defer all or a portion of their cash compensation until retirement from the Board. Interest is credited on deferred balances annually at the average sixty-day Treasury-bill yield. No directors participated in the plan during 1993.

     The Company also maintains a Non-Employee Directors' Retirement Benefit Plan, under which non-employee directors or their beneficiaries shall receive, after service as a director has terminated, one-and-one-half times the annual directors' cash retainer in effect at the time of such termination, for a period equal to the time of service as a director.

1.  ELECTION OF CLASS II DIRECTORS

     Information regarding nominees and directors is set forth below. Except as noted, each of the nominees and directors has held his or her principal position for at least five years.

     It is believed that each of the nominees will be able to serve. If any one or more of the nominees should be unable to serve, the individuals named in the enclosed Proxy may vote in favor of such other person or persons as the Board of Directors at the time recommends.

NOMINEES FOR CLASS II DIRECTORS -- TERM EXPIRES IN 1997

- -----------------    GAIL DEEGAN is Vice President, Chief Financial Officer, and Treasurer of
                     NYNEX New England, which she joined in 1991. From 1990 until mid-1991,
- -----------------    she was Senior Vice President, Chief Financial Officer, and Chief
                     Administrative Officer of Eastern Enterprises, the parent of companies involved in barge operations, natural gas distribution, and manufacturing and distribution of water systems and components. Prior to that, she was elected Senior Vice President and Chief Financial Officer of Eastern
                     Enterprises in 1988. Ms. Deegan, who is 47 years old, has served as a director since 1989 and is a member of the Audit and Finance Committees.
                     She is a director of EG&G, Inc., and a member of the Board of Overseers,
                     Wellesley College Center for Research on Women.

- -----------------    JAMES O. FREEDMAN has been President of Dartmouth College since 1987. Mr.
                     Freedman, who is 58 years old, has served as a director since 1991 and is
- -----------------    a member of the Audit and Compensation & Nominating Committees. He is the
                     author of Crisis and Legitimacy: The Administrative Process and American
                     Government, published by Cambridge University Press in 1978, and is a member of the American Law Institute, the Jacob K. Javits Fellowship
                     Board, the Board of Trustees of the Jewish Publication Society of
                     America, the Board of Directors of the Salzburg Seminar, and the Council
                     of the American Antiquarian Society. In 1991, President Freedman received the William O. Douglas First Amendment Freedom Award from the
                     Anti-Defamation League of B'nai B'rith.

- -----------------    CHARLES R. LONGSWORTH is Chairman and a trustee of the Colonial
                     Williamsburg Foundation in Williamsburg, Virginia. Mr. Longsworth, who is
- -----------------    64 years old, has served as a director since 1985 and is a member of the
                     Audit, Diversity, and Finance Committees. He is also a director of
                     FlightSafety International; American Public Radio; Roadway Services,
                     Inc.; Saul Centers, Inc.; Crestar Bank and Bank Shares, Inc.; and
                     Chairman of the Center for Public Resources; Chairman of the Board of
                     Trustees of Amherst College; and President Emeritus of Hampshire College.

- -----------------    ALFRED L. MCDOUGAL was Chairman and Chief Executive Officer of McDougal,
                     Littell & Company until its acquisition by the Company in March 1994. Mr.
- -----------------    McDougal, who is 63 years old, has served as a director since March 1994.
                     He is a past chairman of the Northern Illinois Business Association and of the School Division of the Association of American Publishers, and a
                     former director of the Association of American Publishers. Mr. McDougal
                     also serves as a director of Literacy Chicago and the Youth Job Center,
                     Evanston, Illinois, where he was formerly the Chairman, and as a Governor of Opportunity International.

CLASS I DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRES IN 1996

- -----------------    JOSEPH A. BAUTE is a principal in Baute & Baute, a consulting firm for family businesses. He retired in 1992 as Chairman and Chief Executive
- -----------------    Officer of Markem Corporation, which provides systems, supplies, and services to mark customers' products. Mr. Baute, who is 66 years old, has served as a director since 1982 and is Chairman of the Compensation &
                     Nominating Committee and a member of the Executive Committee. He is also a director of Markem Corporation, Amsterdam Printing & Lithography, Dead
                     River Group, Nashua Corporation, State Street Bank and Trust Company,
                     State Street Boston Corporation, InfoSoft International, Inc., and the
                     Rodney Hunt Company; a member of the Board of Advisors of Kearsarge
                     Capital Fund, L.P.; and past Chairman of the Board of the Federal Reserve
                     Bank of Boston.

- -----------------    NADER F. DAREHSHORI has been Chairman of the Board and Chief Executive
                     Officer of the Company since 1990 and was named President in October
- -----------------    1991. Mr. Darehshori became Senior Vice President, College Division, in
                     1987; he was promoted to Executive Vice President and then to Vice
                     Chairman in 1989. Mr. Darehshori, who is 57 years old, has served as a director since 1989 and is Chairman of the Executive Committee. Mr.
                     Darehshori is a director of Commercial Union Corporation, State Street
                     Bank and Trust Company, State Street Boston Corporation, the U.S. Chamber
                     of Commerce, and the Boston Public Library Foundation. He is a trustee of
                     Wellesley College, the New England Aquarium, and the WGBH Foundation. Mr.
                     Darehshori is a member of the National Executive Board of the National
                     Conference of Christians and Jews and also serves on the board of The
                     Boston Symphony Orchestra.

- -----------------    GEORGE PUTNAM is Chairman of the Putnam Management Company, Inc.;
                     Chairman and President of each of the Putnam Group Funds; and a director
- -----------------    of The Putnam Advisory Company, Inc., and Putnam Financial Services
                     Company, Inc. Mr. Putnam, who is 67 years old, has served as a director since 1985 and is a member of the Compensation & Nominating, Finance, and
                     Executive Committees. He is also a director of The Boston Company and The
                     Boston Safe Deposit & Trust Company (subsidiaries of Mellon Bank
                     Corporation); Freeport-McMoRan, Inc.; General Mills, Inc.; Marsh &
                     McLennan Companies, Inc.; and the Rockefeller Group, Inc. In addition, he serves as a trustee of the Museum of Fine Arts, Boston; the Colonial
                     Williamsburg Foundation; the Massachusetts General Hospital; McLean
                     Hospital; The Jackson Laboratory; and the Trustees of Reservations; and
                     as Chairman of the WGBH Educational Foundation. He is also a Governor and past Chairman of The Investment Company Institute and a Public Governor
                     of The National Association of Securities Dealers, Inc.

- -----------------    DEROY C. THOMAS is a partner in the law firm of LeBoeuf, Lamb, Leiby &
                     MacRae. He retired from The Hartford Insurance Group as Chairman and
- -----------------    Chief Executive Officer in 1988, having served in various capacities since 1964. He was elected Vice Chairman of ITT Corporation in 1985, and
                     President and Chief Operating Officer in 1988. He served in that capacity until his retirement in 1991. Mr. Thomas, who is 68 years old, has served as a director since 1990 and is a member of the Finance and Compensation
                     & Nominating Committees. He is a director of Hartford Insurance Group,
                     Connecticut Natural Gas Corporation, The Bushnell, the Old State House
                     Association, the World Affairs Council, and Goodspeed Opera House. He is
                     Chairman of Connecticut Health System and a corporator of St. Francis
                     Hospital, The Institute of Living, and the VNA Group, and a trustee of
                     Fordham University.

CLASS III DIRECTORS CONTINUING IN OFFICE -- TERM EXPIRES IN 1995
- -----------------    STEPHEN O. JAEGER is Executive Vice President, Chief Financial Officer,
                     and Treasurer of the Company. Mr. Jaeger joined Houghton Mifflin in 1987
- -----------------    as Senior Vice President, Finance. He became Senior Vice President, Chief
                     Financial Officer, in 1988 and was named Treasurer in 1990. He was promoted to his current position in April 1991, and elected to the Board of Directors in October 1991. Mr. Jaeger, who is 49 years old, is a member of the Finance and Diversity Committees. He is also a member of the Accounting Advisory Council of Suffolk University, Boston; the
                     Trustee Advisory Council of Fairfield University; and the Executive
                     Committee of the American Red Cross of Massachusetts Bay; and a director of Cassell PLC and InfoSoft International, Inc.

- -----------------    MARY H. LINDSAY has served as a director since 1975 and is Chairman of the Audit Committee and a member of the Compensation & Nominating
- -----------------    Committee. Mrs. Lindsay, who is 67 years old, also is a member of the
                     President's Council of the Museum of the City of New York and the Board
                     of Directors of Theatre Development Fund, Inc.

- -----------------    JOHN F. MAGEE is Chairman of Arthur D. Little, Inc., a contract research and consulting firm. Mr. Magee, who is 67 years old, has served as a
- -----------------    director since 1976 and is a member of the Diversity and Executive
                     Committees. He is also a director of John Hancock Mutual Life Insurance
                     Company. In addition, he is a member of the Boards of Trustees of Bowdoin
                     College, the New England Aquarium, the Boston Museum of Science, Emerson
                     Hospital, and Thompson Island Outward Bound Education Center.

- -----------------    CLAUDINE B. MALONE is President of Financial & Management Consulting,
                     Inc. Ms. Malone, who is 57 years old, has served as a director since 1982
- -----------------    and is Chairman of the Finance Committee and a member of the Executive
                     Committee. She is also a director of The Union Pacific; The Limited,
                     Inc.; Scott Paper Company; Hasbro, Inc.; Dell Computer Corporation; SAIC;
                     Imcera Group Inc.; and Hannaford Brothers, Inc.; and a trustee of the
                     Penn Mutual Life Insurance Company and Massachusetts Institute of
                     Technology. In addition, she is Deputy Chairman of the Federal Reserve
                     Bank of Richmond.

- -----------------    RALPH Z. SORENSON is a Professor at the College of Business and
                     Administration at the University of Colorado, Boulder, where he was named
- -----------------    Dean in 1992. He resigned the position of Dean in 1993. He had been an
                     Adjunct Professor of Management at the Harvard University Graduate School
                     of Business since 1989. He was formerly Chairman and Chief Executive
                     Officer of Barry Wright Corporation, a diversified industrial company.
                     Dr. Sorenson, who is 60 years old, has served as a director since 1976 and is Chairman of the Diversity Committee and a member of the Audit
                     Committee. He is also a director of Eaton Vance Corporation; Polaroid
                     Corporation; Exabyte Corporation; and Sweetwater Inc. In addition, he is a member and former chairman of the Board of Trustees of the Boston
                     Museum of Science; overseer emeritus of The Boston Symphony Orchestra;
                     and a member of the corporations of Massachusetts General Hospital and
                     Babson College.

     Mr. Darehshori and Mr. Baute are directors of State Street Boston Corporation and its principal subsidiary, State Street Bank and Trust Company. State Street Bank and Trust Company is the Trustee of the Company's Employees' Savings and Thrift Plan, Pension Plan, and Benefits Trust. Arthur D. Little, Inc., of which Mr. Magee is Chairman, provided consulting services to the Company during 1993 at standard commercial terms. InfoSoft International, Inc. ("InfoSoft"), of which Messrs. Baute and Jaeger are directors, was formed to succeed to the business of the Company's Software Division; the Company holds approximately 40% of InfoSoft's common stock, and has licensed rights to certain reference publications to InfoSoft, at rates that the Company believes are commercially reasonable.

     The following table shows information furnished by the persons listed as to the beneficial ownership of common stock of the Company by each of the directors and nominees, by the individuals named in the Summary Compensation Table, and by all directors and executive officers as a group, as of January 31, 1994.

                                                                      AMOUNT AND         PERCENT
                                                                      NATURE OF            OF
                    NAME OF BENEFICIAL OWNER                      OWNERSHIP(1)(2)(3)      CLASS
- ----------------------------------------------------------------  ------------------     -------
Joseph A. Baute.................................................          3,823            *
Nader F. Darehshori.............................................         44,248(4)         *
Gail Deegan.....................................................          1,650            *
James O. Freedman...............................................          1,150            *
Stephen O. Jaeger...............................................         15,294(5)         *
Joseph A. Kanon.................................................         14,378(6)         *
Mary H. Lindsay.................................................          3,800            *
Charles R. Longsworth...........................................          2,370(7)         *
John F. Magee...................................................          5,000            *
Claudine B. Malone..............................................          2,839            *
Alfred L. McDougal..............................................              0
Michael E. Melody...............................................          9,441(8)         *
George Putnam...................................................          4,218            *
Ralph Z. Sorenson...............................................          3,600            *
DeRoy C. Thomas.................................................          2,350            *
William J. Wisneski.............................................          7,377            *
All directors and executive officers as a group (23 persons)....        159,382(9)         1.2%

- ---------------

* Less than one percent

(1) Unless otherwise noted, the holder has sole voting and investment power over the shares listed.

(2) Includes shares subject to options exercisable within sixty days as follows:
    Mr. Darehshori, 15,534; Mr. Jaeger, 4,900; Mr. Kanon, 8,000; Mr. Melody, 2,800; Mr. Wisneski, 3,040; and all executive officers as a group, 47,714 shares. For purposes of calculating the "percent of class" with respect to each such individual and the group, the shares subject to such options have been treated as if they were issued and outstanding.

(3) Includes vested interest in shares under the Employees' Savings and Thrift Plan as of December 31, 1993, the most recent date for which such information is available.

(4) Includes 465 shares as to which Mr. Darehshori has sole voting power only.

(5) Includes 200 shares as to which Mr. Jaeger has sole voting power only.

(6) Includes 156 shares as to which Mr. Kanon has sole voting power only.

(7) Includes 400 shares owned by Mr. Longsworth's wife as to which he disclaims beneficial ownership.

(8) Includes 200 shares owned by Mr. Melody's wife as to which he disclaims beneficial ownership.

(9) Five members of this group share with others voting and investment power over 6,538 of the shares listed, and with respect to 1,789 shares the holder has sole voting power only.

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC") and the New York Stock Exchange. Officers, directors, and greater than 10% shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required during the fiscal year ended December 31, 1993, all Section 16(a) filing requirements applicable to its executive officers, directors, and greater than 10% beneficial owners were satisfied.

     Compensation & Nominating Committee's Report to Stockholders

     The Company's executive compensation program is administered by the Compensation & Nominating Committee of the Board of Directors (the "Committee"), which is composed of the individuals listed below, none of whom is an employee of the Company. The Committee approves compensation plans for the Company's senior management.

     The Company's executive compensation program has been designed to attract, motivate, retain, and reward highly qualified senior management by providing a competitive total compensation opportunity based on performance. The components of compensation for Mr. Darehshori and the other executive officers of the Company include salary, incentive compensation awards for the achievement of annual financial and nonfinancial performance goals, and long-term stock-based incentive opportunities which strengthen the mutuality of interest between senior management and the Company's stockholders by increasing the equity interest of Company management.

     Base salaries are initially established with reference to an independently designed system, which provides a mechanism for evaluating the relative value of positions within the Company. The procedure involves a consideration of the accountabilities and job requirements of each position. Salary ranges are derived from the evaluations and incorporate market compensation data. In addition, the Committee is advised by an independent compensation consultant who relies in part on survey data garnered from many companies. Data about the pay levels determined by the survey are a factor used by the Committee in developing its compensation data. During 1993, the Company's targets for total compensation for, and the actual compensation paid to, Mr. Darehshori and the other senior executives were in the second quartile of the surveyed companies, which included the Publishing Peer Group, a comparator group for purposes of the Stock Performance Graph on page 11. The surveyed companies also included 15 companies in other industries with similar characteristics, such as total revenue and recent financial performance. The Committee annually reviews the salaries of Mr. Darehshori and the other executive officers of the Company. Adjustments to base salaries of executive officers are based on the Committee's review of Mr. Darehshori's assessment of each executive officer's contribution, and the financial performance of the Company as a whole and of the business unit for which the executive was responsible during the prior year. Adjustments to Mr. Darehshori's base salary are based upon the Committee's subjective independent review of similar factors. Although the Company's financial performance does not have an objective or quantifiable correlation to the establishment of base salaries for Mr. Darehshori or the other senior executives, the Committee views the Company's financial performance as an important factor in determining or reviewing salary adjustments for executives. Salary adjustments generally are effective April 1.

     In reviewing Mr. Darehshori's salary for 1993, the Committee reviewed the Company's operating and financial performance for 1992. The Company's financial results for the year included above budget net income and operating cash flow performance. Consequently, returns on both stockholders' equity and capital employed increased in 1992. In addition, business units in England and Canada, which had produced losses for a number of years, were sold. The acquisitions of a profitable line of clinical and special needs tests for The Riverside Publishing Company and the publishing assets of College Survival, Inc., were completed. The Committee also considered Mr. Darehshori's achievements in strengthening the senior management group and in accomplishing certain other objectives which had been set in discussions with the Committee early in 1992. After considering these factors, the Committee increased Mr. Darehshori's salary from $360,000 to $410,000.

     Annual incentive compensation for Mr. Darehshori and other senior executives for 1993 was determined pursuant to the terms of the 1993 Senior Executive Incentive Compensation Plan ("Incentive Plan"), which was approved by the Committee early in 1993. The Incentive Plan rewards division heads primarily on the basis of the performance of the division for which they are responsible; senior corporate staff executives are rewarded on overall corporate performance. Awards up to targeted levels (50% of salary for Mr. Darehshori and 40% for other participants) are paid in cash. Mr. Darehshori and senior corporate staff officers earn their awards in part (40% for Mr. Darehshori and 30% for other participants) based on the quantified extent of achievement of budgeted net income, cash flow, and return on capital employed. The remaining 10% of the target award is based on Mr. Darehshori's subjective determination of the extent to which each executive has achieved operating objectives determined early in the year. In Mr. Darehshori's case, the remaining 10% of the target award is based on the Committee's subjective determination of the extent to which he has achieved his operating objectives, which also are set early in the year. In addition, division heads have a revenue target for their business unit. The weight accorded to each financial factor varies depending on the strategy for each division. In order to earn incentive compensation for a given financial objective, at least 80% of budget for that objective must be achieved and the weighted average achievement of all financial factors must exceed 70% of budget. Incentive compensation may be paid for achievement of operating objectives so long as overall corporate financial performance is at least 50% of budgeted earnings per share. Any amounts earned in excess of target are paid in three-year restricted common stock of the Company. The maximum payment under the Incentive Plan is 100% of salary. Mr. Darehshori's incentive award pursuant to the Incentive Plan for 1993 was $205,011 in cash and 465 shares of three-year restricted common stock of the Company.

     The Committee also seeks to strengthen the mutuality of interest between senior management and the Company's stockholders by increasing the equity interest of Company management by means of performance share awards and option grants pursuant to the Company's 1992 Stock Compensation Plan to Mr. Darehshori and other named officers on the Summary Compensation Table.* The Committee believes it is important for Mr. Darehshori and the other executive officers of the Company to hold equity stakes in the Company, in part to insure that they have a financial interest in the long-term success of the Company, and that stock options and performance shares provide good vehicles for executives to attain equity ownership. In 1993, the Committee received the results of a study it had commissioned by an independent consultant which reviewed the long-term incentive practices of many companies, including those which comprise the Publishing Peer Group, a comparator group for the Company's cumulative total return for purposes of the Stock Performance graph on page 11. After reviewing the results of that study, the Committee has decided to issue annual grants of options and make annual performance share awards in order to maintain Mr. Darehshori's total compensation in the target range of the second quartile of the companies surveyed, which were the same companies surveyed with respect to total compensation practices, as described above. The Committee believes that long-term awards should be more significant than salary and annual incentive compensation and Mr. Darehshori's compensation meets that objective in that more of his compensation is tied to the long-term performance of the Company than was the case with the median of the survey participants. The award of stock options and performance shares supports this Committee policy and also more closely aligns Mr. Dahreshori's interests with those of the Company's stockholders, which the Committee believes in the stockholder's best interest. The number and mix of grants between performance share and stock options are based upon the Committee's judgment and the advice of an independent consultant, as well as recommendations by Mr. Darehshori for all officers except himself. Criteria include an evaluation of each executive's total compensation compared to his or her responsibilities and performance and consideration of the appropriate mix of compensation between annual salary, annual incentive, and long-term equity opportunity, and among types of equity opportunity. The mix between stock options and performance shares is at the median of the companies surveyed.

     The SEC requires that this report comment upon the Company's policy with respect to Section 162(m) of the Internal Revenue Code of 1986, as amended, which limits the deductibility on the Company's tax return of compensation over $1 million to any of the named executive officers of the Company unless, in general, the compensation is paid pursuant to a plan which is performance-related, non-discretionary and has been approved by the Company's stockholders. The Committee's policy with respect to Section 162(m) is to make every reasonable effort to insure that compensation is deductible to the extent permitted while simultaneously providing Company executives with appropriate rewards for their performance.

     This report is submitted by the Company's Compensation & Nominating Committee, the members of which are Mr. Baute (the Chairman), Mr. Freedman, Mrs. Lindsay, Mr. Putnam, and Mr. Thomas.

- ---------------

* Performance share awards and options granted are set forth on the tables on pages 20 and 18, respectively.

                            STOCK PERFORMANCE GRAPH

     The line graph below compares the yearly percentage change in cumulative total stockholder return on the Company's common stock, assuming an investment of $100 on December 31, 1988, and reinvestment of dividends, with the cumulative total return of the Standard & Poor's MidCap 400 Index and a peer group index composed of the publicly traded common stock of eight companies with significant publishing activities, for the period from December 31, 1988, to December 31, 1993. The companies in the peer group are Commerce Clearing House, Inc.; Harcourt General, Inc.; McGraw-Hill, Inc.; Paramount Communications Inc.; Thomas Nelson, Inc.; Waverly, Inc.; Western Publishing Group, Inc.; and John Wiley & Sons, Inc. The returns of each common stock in the peer group have been weighted to reflect relative stock market capitalization. The price of Houghton Mifflin Company's common stock was $38.375 on December 30, 1988, and $48.625 on December 31, 1993.


                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
   HOUGHTON MIFFLIN COMPANY, S&P MIDCAP 400 INDEX, AND PUBLISHING PEER GROUP

                                    HOUGTON
      MEASUREMENT PERIOD         MIFFLIN COM-     S&P MIDCAP      PUBLISHING
    (FISCAL YEAR COVERED)            PANY          400 INDEX      PEER GROUP
1988                                   100             100             100
1989                                 91.42          135.54          110.54
1990                                 75.31          128.61           94.10
1991                                 89.20          193.03           96.69
1992                                127.96          216.03          123.22
1993                                159.12          246.17          170.03

Total return data provided by S&P's Compustat Services, Inc.

     Summary Compensation Table

     The following table sets forth compensation paid to the Chief Executive
Officer of the Company and the four other most highly compensated executive officers of the Company during 1993, for each of the three years ended December
31, 1991, 1992, and 1993, for services rendered in all capacities to the Company and its subsidiaries. Similar information is provided with respect to two former officers who, but for the fact that neither was an employee of the Company at December 31, 1993, would have been among the four most highly compensated officers. Information is furnished for each full fiscal year during which such persons were executive officers.

                           SUMMARY COMPENSATION TABLE

                                                                              LONG TERM COMPENSATION
                                                                           ----------------------------
                                           ANNUAL COMPENSATION                        AWARDS
                                   ------------------------------------    ----------------------------
                                                              OTHER         RESTRICTED       SECURITIES
                                                              ANNUAL          STOCK          UNDERLYING    ALL OTHER
        NAME AND                    SALARY       BONUS     COMPENSATION      AWARD(S)         OPTIONS     COMPENSATION
   PRINCIPAL POSITION      YEAR       ($)         ($)          ($)            ($)(1)            (#)           ($)
- -------------------------  -----   ---------   ---------   ------------    ------------      ----------   ------------
Nader F. Darehshori......   1993   $ 397,500   $ 205,011    $  435,319(2)   $   20,983(3)       10,000     $    8,994(4)
Chairman, President,        1992     353,750     180,000            --               0               0          8,728(5)
and Chief Executive         1991     323,750     150,000            --         286,500(3)        4,200          8,475(6)
Officer
Stephen O. Jaeger........   1993     231,000      94,000       217,660(2)        9,025(7)        4,200          8,994(8)
Executive Vice              1992     212,417      72,270            --               0               0          8,372(9)
President and Chief         1991     195,583      66,660            --         143,250(7)        4,200          5,663(10)
Financial Officer
William J. Wisneski......   1993     246,000      81,460       307,023(11)           0           4,000          8,994(12)
Executive Vice              1992     195,333      79,200        57,425(13)           0               0          7,050(14)
President                   1991     132,500      39,680        53,682(15)      71,625(16)       1,800          2,241(17)
Joseph A. Kanon..........   1993     206,950      84,018       169,232(2)        7,049(18)       4,000          7,983(19)
Executive Vice              1992     196,350      59,142            --               0               0          7,267(20)
President                   1991     183,250      45,888            --          95,500(18)       1,000          5,377(17)
Michael E. Melody........   1993     205,750      75,433       217,660(2)            0           4,000          6,173(17)
Executive Vice              1992     188,000      62,700            --               0               0          5,363(17)
President                   1991     178,000      57,694            --         143,250(21)       4,200              0
C. Michael Shaw(22)......   1993     100,333           0            --               0               0        384,854(23)
Executive Vice              1992     240,250      61,468        69,500(24)           0               0          7,792(25)
President                   1991     213,000      71,440        37,055(26)     165,750(27)       6,800          5,867(28)
Damaris Ames(29).........   1993      72,500           0            --               0               0        454,842(30)
Executive Vice              1992     213,500      63,425            --               0               0          8,411(31)
President                   1991     205,500      66,880            --         143,250(32)       4,200          5,955(33)

- ---------------

(1) The restricted shares awarded in 1991 became fully vested on January 25, 1994, upon attainment of the targeted amount of cumulative pre-tax operating income including interest for the years 1991, 1992, and 1993. The restricted shares awarded in 1993 were awarded on January 25, 1994 as part of the 1993 bonus. These shares will be fully vested in three years provided that the recipient is still employed by the Company. Dividends are paid on all restricted stock at the same rate as are paid to all shareholders. The value shown is the fair market value at date of grant.

(2) Payment to cover estimated tax liability in connection with the vesting of restricted shares awarded in 1991.

(3) As of December 31, 1993, restricted shares held or to be awarded for the year then ended totaled 12,465 shares, having a then-current market value of $606,111. Of this amount, $22,611 was attributable to 465 shares awarded on January 25, 1994 as part of the bonus for the year ended December 31, 1993.

(4) Includes $7,075 in Company contributions to the Employees' Savings and Thrift Plan and $1,919 under the defined contribution component of the Supplemental Benefits Plan.

(5) Includes $6,866 in Company contributions to the Employees' Savings and Thrift Plan and $1,862 under the defined contribution component of the Supplemental Benefits Plan.

(6) Includes $4,444 in Company contributions to the Employees' Savings and Thrift Plan and $4,031 under the defined contribution component of the Supplemental Benefits Plan.

(7) As of December 31, 1993, restricted shares held or to be awarded for the year then ended totaled 6,200 shares, having a then-current market value of $301,474. Of this amount, $9,725 was attributable to 200 shares awarded on January 25, 1994 as part of the bonus for the year ended December 31, 1993.

(8) Includes $7,075 in Company contributions to the Employees' Savings and Thrift Plan and $1,919 under the defined contribution component of the Supplemental Benefits Plan.

(9) Includes $6,175 in Company contributions to the Employees' Savings and Thrift Plan and $2,197 under the defined contribution component of the Supplemental Benefits Plan.

(10) Includes $5,472 in Company contributions to the Employees' Savings and Thrift Plan and $191 under the defined contribution component of the Supplemental Benefits Plan.

(11) Includes $122,688 for relocation expenses and payments totaling $75,505 to cover estimated tax liability with respect to such expenses; and $108,830 to cover estimated tax liability in connection with the vesting of restricted shares awarded in 1991.

(12) Includes $7,075 in Company contributions to the Employees' Savings and Thrift Plan and $1,919 under the defined contribution component of the Supplemental Benefits Plan.

(13) Includes $40,289 for relocation expenses and payments totaling $17,136 to cover estimated tax liability with respect to such expenses.

(14) Includes $6,865 in Company contributions to the Employees' Savings and Thrift Plan and $185 under the defined contribution component of the Supplemental Benefits Plan.

(15) Includes $44,848 for relocation expenses and payments totaling $8,834 to cover estimated tax liability with respect to such expenses.

(16) As of December 31, 1993, restricted shares held totaled 3,000 shares, having a then-current market value of $145,875.

(17) Company contributions to the Employees' Savings and Thrift Plan.

(18) As of December 31, 1993, restricted shares held or to be awarded for the year then ended totaled 4,156 shares, having a then-current market value of $202,086. Of this amount, $7,587 was attributable to 156 shares awarded on January 25, 1994 as part of the bonus for the year ended December 31, 1993.

(19) Includes $7,075 in Company contributions to the Employees' Savings and Thrift Plan and $908 under the defined contribution component of the Supplemental Benefits Plan.

(20) Includes $6,866 in Company contributions to the Employees' Savings and Thrift Plan and $401 under the defined contribution component of the Supplemental Benefits Plan.

(21) As of December 31, 1993, restricted shares held totaled 6,000 shares, having a then-current market value of $291,750.

(22) Mr. Shaw resigned from the Company on July 1, 1993.

(23) Includes $380,000 in severance and $4,854 in Company contributions to the Employees' Savings and Thrift Plan.

(24) Includes $49,831 for relocation expenses and payments totaling $19,669 to cover estimated tax liability with respect to such expenses.

(25) Includes $4,364 in Company contributions to the Employees' Savings and Thrift Plan and $3,428 under the defined contribution component of the Supplemental Benefits Plan.

(26) Includes $24,900 for relocation expenses and payments totaling $12,155 to cover estimated tax liability with respect to such expenses.

(27) The 6,000 shares of restricted stock held by Mr. Shaw vested on June 30, 1993, with a then-current value of $243,750.

(28) Includes $4,822 in Company contributions to the Employees' Savings and Thrift Plan and $1,045 under the defined contribution component of the Supplemental Benefits Plan.

(29) Ms. Ames resigned from the Company on April 30, 1993.

(30) Includes $450,764 in severance and $4,078 in Company contributions to the Employees' Savings and Thrift Plan.

(31) Includes $6,546 in Company contributions to the Employees' Savings and Thrift Plan and $1,865 under the defined contribution component of the Supplemental Benefits Plan.

(32) The 6,000 shares of restricted stock held by Ms. Ames vested on June 25, 1993, with a then-current value of $226,500.

(33) Includes $5,257 in Company contributions to the Employees' Savings and Thrift Plan and $698 under the defined contribution component of the Supplemental Benefits Plan.

     Pension Plan

     The Company maintains the Houghton Mifflin Pension Plan (the "Pension Plan") for the benefit of its non-union employees and those of its domestic subsidiaries. Under the Pension Plan, each eligible employee is entitled to an annual retirement benefit equal to:

  1 2/3% X the employee's years of credited service (to a thirty-year maximum)
                                      plus
     1/2% X any additional years of credited service (to a ten-year maximum)
                                 multiplied by
  the average annual earnings of the employee for the five highest consecutive calendar years in the fifteen calendar years preceding retirement reduced by
    1 2/3% X the employee's estimated annual Social Security Benefit X years of credited service (to a thirty-year maximum).

Benefits are reduced if the employee retires and begins receiving pension payments prior to age 65. An employee whose employment terminates with less than five years of service has no vested pension benefit.

     For purposes of calculating the Company's contribution to the Pension Plan, remuneration consists primarily of salary, wages, commissions, and incentive compensation earned by and paid to participants. The following table sets forth a range of the estimated annual retirement benefits under the Pension Plan and the Supplemental Benefits Plan at the normal retirement age of 65 (calculated as of January 1, 1994).

                               PENSION PLAN TABLE

                                         ESTIMATED ANNUAL BENEFIT FUNDED BY THE COMPANY
   AVERAGE ANNUAL                             FOR YEARS OF PARTICIPATION INDICATED
    COMPENSATION                     (SINGLE LIFE ANNUITY AFTER SOCIAL SECURITY OFFSET) (2)
  FOR FIVE HIGHEST       -------------------------------------------------------------------------------
CONSECUTIVE YEARS (1)    15 YEARS      20 YEARS      25 YEARS      30 YEARS      35 YEARS      40 YEARS
- ---------------------    ---------     ---------     ---------     ---------     ---------     ---------
$125,000.............    $  27,900     $  37,000     $  46,400     $  55,600     $  58,700     $  61,900
 150,000.............       34,100        45,400        56,900        68,100        71,900        75,600
 175,000.............       40,400        53,700        67,300        80,600        85,000        89,400
 200,000.............       46,600        62,000        77,700        93,100        98,100       103,100
 225,000.............       52,900        70,300        88,100       105,600       111,200       116,900
 250,000.............       59,100        78,700        98,600       118,100       124,400       130,600
 300,000.............       71,600        95,300       119,400       143,100       150,600       158,100
 400,000.............       96,600       128,600       161,100       193,100       203,100       213,100
 450,000.............      109,100       145,300       182,000       218,100       229,400       240,600
 500,000.............      121,600       161,900       202,800       243,100       255,600       268,100
 550,000.............      134,100       178,600       223,700       268,100       281,900       295,600
 600,000.............      146,600       195,200       244,500       293,100       308,100       323,100
 650,000.............      159,100       211,900       265,400       318,100       334,400       350,600
 700,000.............      171,600       228,500       286,200       343,100       360,600       378,100

- ---------------

(1) As of December 31, 1993, Mr. Darehshori, Mr. Jaeger, Mr. Wisneski, Mr. Kanon, Mr. Melody, Mr. Shaw, and Ms. Ames were credited with 28, 7, 4, 5, 3, 24, and 23 years, respectively, and, for the fiscal year ended December 31, 1993, the compensation that will be taken into account by the Pension Plan and the Supplemental Benefits Plan (described in note (2) below) for Mr. Darehshori, Mr. Jaeger, Mr. Wisneski, Mr. Kanon, Mr. Melody, Mr. Shaw, and Ms. Ames is $577,500, $303,270, $325,200, $266,092, $268,450, $471,801,
     and $310,925, respectively. Differences between these amounts and those shown in the Summary Compensation Table on page 12 reflect differences in accounting for incentive compensation payments, which for purposes of pension calculations are included in the year paid.

(2) Effective January 1, 1994, the Internal Revenue Code limits the annual benefit payable under the Pension Plan at normal retirement to $118,800 and the amount of 1994 compensation that can be considered under the Pension Plan to $150,000. The Company has a non-qualified Supplemental Benefits Plan with a defined benefit component under which eligible employees receive supplemental pension payments equal to the difference between the maximum annual benefit which the law allows to be paid under the Pension Plan and their regular pension as calculated under the formula above.

     Severance Agreements and Related Agreements

     Severance Agreements. Twelve executive officers, including the executive officers named in the Summary Compensation Table other than Mr. Shaw and Ms. Ames, have severance agreements with the Company. These agreements expire on December 31, 1994, and are automatically extended on an annual basis for an additional twelve-month period unless the Company gives the executive at least eighteen months' notice that the agreement will not be extended.

     Severance benefits under the senior executives' severance agreements are payable if, within two years after a "change in control" of the Company, the executive terminates his or her employment for "good reason" as defined in the agreement or the Company terminates the executive's employment other than for certain permitted reasons. A change in control of the Company is defined (for purposes of the agreements) to include the acquisition by any "person" of 25% or more of the voting power of the Company's outstanding securities; a change, over a two-year period, of a majority of the members of the Company's Board of Directors, so that persons who constitute the Board at the beginning of such period (and their successors as recommended by at least two-thirds of the directors who were in office at the beginning of such period) fail to constitute a majority of the Board at the end of the period; certain mergers or consolidations; or liquidation of the Company or sale of substantially all of its assets.

     The agreements provide for the following severance benefits: (i) a lump sum payment of an amount equal to three times annual compensation (i.e., salary plus any incentive compensation under the Incentive Compensation Plan in the same amount as paid in the preceding year), (ii) all amounts earned but previously deferred and not yet distributed to the executive under the Incentive Compensation Plan, (iii) an amount equal to any unvested portion of the executive's account under the Employees' Savings and Thrift Plan, (iv) cash payments in lieu of certain stock options, (v) an amount equal to the aggregate present value of benefits under the Company's Supplemental Benefits Plan, and
(vi) the present value of additional retirement benefits which would have been earned by the executive under existing retirement plans had he or she remained in the Company's employ for an additional thirty-six months. In addition, the agreements require the Company to maintain certain insurance benefits for the executive for a period of thirty-six months following termination of employment. The Company also agrees to reimburse employees for legal fees incurred in enforcing the terms of the agreements and certain tax liabilities resulting from payments under the agreement.

     Key Editor's Severance Benefit Plan. The Company recognizes that certain key editors are critical to the success of its business. The identification of promising authors, the ability to work with them to develop ideas into properties of value, and the process of bringing these works to market all depend upon the insight, judgment, and management skills of these individuals. The Key Editors' Severance Benefit Plan (the "Editors' Plan") is designed to encourage this essential group to remain with the Company despite concerns about a possible change in control of the Company. The Editors' Plan is designed to shield this group from distractions and threats to editorial integrity by providing a cushion against the financial and career impacts which a change in control might entail.

     The editor will be entitled to severance benefits if his or her employment is terminated for any reason by the editor or by the Company within one year of a change in control. A change in control of the Company is defined (for purposes of the Editors' Plan) to include the acquisition by any "person" of 25% or more of the voting power of the Company's outstanding securities) other than by the Company or any of its employee benefit plans); or a change, over a two-year period, of a majority of the members of the Company's Board of Directors, so that persons who constitute the Board at the beginning of such period (and their successors as recommended by at least two-thirds of the directors who were in office at the beginning of such period) fail to constitute a majority of the Board at the end of the period.

     Severance benefits under the Editors' Plan include (i) a lump sum payment of an amount equal to one and one-half times annual compensation (i.e., salary plus any incentive compensation under the Incentive Compensation Plan in the same amount as paid in the preceding year); (ii) cash payments in lieu of certain stock options; (iii) an amount equal to the difference between the present value of an editor's benefits under the Employees' Savings and Thrift Plan and Pension Plan, determined as if such editor had retired on the date of termination of employment, and the present value of such editor's actual benefits under such plans; and (iv) and amount equal to the aggregate present value of the editor's benefits under the Company's Supplemental Benefits Plan and the Company's Incentive Compensation Plan determined as if the editor had retired on the date of termination of employment. In addition, the Editors' Plan requires the Company to maintain certain insurance benefits for the participant for a period of eighteen months following termination of employment. Any amounts received as compensation for other employment in the eighteen months following termination of employment will reduce the amount otherwise payable under the clause (i) of this paragraph. Severance payments received by the editor pursuant to the Editors' Plan following a change in control may not exceed the amount that the Company may deduct for federal income tax purposes.

     At the present time, no executive officers are enrolled in the Editors' Plan. The Editors' Plan covers any change in control which may occur before September 30, 1994.

     Stock Option Agreements. The option agreements between the Company and all employees, including the executive officers named in the Summary Compensation Table, provide that all options shall vest immediately upon a change in control, as defined in the option agreements.

     Pension Plan. The Pension Plan was amended, effective January 1, 1992, to provide that, in the event of a termination of the Pension Plan within two years of a change in control of the Company which occurs prior to December 31, 1994, all surplus assets of the Pension Plan, not required by law to satisfy liabilities to eligible employees, shall be first applied, to the extent permissible under applicable law and in the following order of priority, to the purchase of retiree medical insurance benefits; the purchase of retiree life insurance benefits; unfunded non-qualified deferred compensation obligations; and any other benefit obligations. A change in control of the Company is defined (for purposes of the Pension Plan) to include the acquisition, prior to December 31, 1994, of 50% or more of the Company's voting securities (without the approval of the Board of Directors of the Company) or a change, over a two-year period, of a majority of the members of the Company's Board of Directors, so that persons who constitute the Board at the beginning of such period (and their successors as recommended by at least two-thirds of the directors who were in office at the beginning of such period) fail to constitute a majority of the Board at the end of the period.

     Supplemental Benefit Trust. The Company has established a Supplemental Benefit Trust in connection with the Supplemental Benefits Plan, Non-Employee Directors' Retirement Benefits Plan, and Deferred Compensation Agreements with its employees and directors, to preserve the benefits earned thereunder in the event of a change in control. The Board may designate payments under additional employee plans to be covered by the Supplemental Benefit Trust. Upon the occurrence of any "potential change in control," as defined in the Supplemental Benefit Trust, the Company will contribute additional cash and property to the Supplemental Benefit Trust which will be sufficient to pay, in accordance with the terms of the covered plans, the benefits authorized under such plans. However, the assets in the Supplemental Benefit Trust will become available to the Company's creditors if the Company becomes insolvent or bankrupt. If the funds in the Supplemental Benefit Trust are insufficient to pay amounts due under the covered plans, the Company remains obligated to pay any deficiency.

     Stock Compensation Plan

     The following table shows, with respect to each individual named below, information with respect to options granted to each during the year ended December 31, 1993:

                       OPTION GRANTS IN LAST FISCAL YEAR

                                             INDIVIDUAL GRANTS*
                          ---------------------------------------------------------   POTENTIAL REALIZABLE
                          NUMBER OF                                                     VALUE AT ASSUMED
                          SECURITIES    % OF TOTAL                                    ANNUAL RATES OF STOCK
                          UNDERLYING     OPTIONS                                       PRICE APPRECIATION
                           OPTIONS      GRANTED TO    EXERCISE OR                        FOR OPTION TERM
                           GRANTED     EMPLOYEES IN   BASE PRICE                      ---------------------
          NAME               (#)       FISCAL YEAR      ($/SH)      EXPIRATION DATE    5% ($)      10% ($)
- ------------------------  ----------   ------------   -----------   ---------------   ---------   ---------
Nader F. Darehshori.....     10,000        5.10%       $  44.625        7/27/98       $ 123,291   $ 272,440
Stephen O. Jaeger.......      4,000        2.04           44.625        7/27/98          49,316     108,976
William J. Wisneski.....      4,000        2.04           44.625        7/27/98          49,316     108,976
Joseph A. Kanon.........      4,000        2.04           44.625        7/27/98          49,316     108,976
Michael E. Melody.......      4,000        2.04           44.625        7/27/98          49,316     108,976

- ---------------

* No grants were made to Mr. Shaw or Ms. Ames.

     The following table shows, with respect to each individual named below, the information concerning the exercise of options during the year ended December 31, 1993, and unexercised options held as of December 31, 1993:

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                       AND FISCAL YEAR-END OPTION VALUES

                                                                   NUMBER OF
                                                                  SECURITIES           VALUE OF
                                                                  UNDERLYING         UNEXERCISED
                                                                  UNEXERCISED        IN-THE-MONEY
                                                                  OPTIONS AT          OPTIONS AT
                                     SHARES                       FY-END (#)          FY-END ($)
                                    ACQUIRED         VALUE       -------------     ----------------
                                   ON EXERCISE     REALIZED      EXERCISABLE/        EXERCISABLE/
              NAME                     (#)           ($)*        UNEXERCISABLE      UNEXERCISABLE*
- --------------------------------   -----------     ---------     -------------     ----------------
Nader F. Darehshori.............           0               0     16,434/24,700     $282,311/$60,264
Stephen O. Jaeger...............           0               0      4,900/8,100      $104,675/$12,800
William J. Wisneski.............           0               0      2,680/6,800      $ 45,330/$34,470
Joseph A. Kanon.................           0               0      7,400/11,200     $157,550/$25,400
Michael E. Melody...............           0               0      2,600/6,500      $ 48,500/$30,312
C. Michael Shaw.................       8,800       $ 146,840          0/0                0/       0
Damaris Ames....................       4,200       $  86,100          0/0                0/       0
- ---------------

* Market value of underlying securities at exercise or year-end, minus the exercise or base price.


     The following table provides information concerning performance share awards made during the year ended December 31, 1993, under the Company's Stock Compensation Plan. Each performance share represents the right to receive on the payout date, an amount half in cash and half in shares of the Company's common stock, which depends on whether specified rates of total return to stockholders have been met during the performance period. A base share price is determined by taking the Company's average closing share price during the fourth quarter of the year preceding the award period, and the specified rates of stockholder return are applied to the base share price to obtain the threshold and target stockholder return. The award share price is the higher of the closing price of the Company's stock on the last business day of the award period or the average closing share price (including reinvested dividends) during the fourth quarter of the last year of the award period. The valuation of each performance share will depend on the level of stockholder return achieved and thus there is no means of calculating a maximum award, but there will be no payout unless the threshold stockholder return has been met.

            LONG-TERM INCENTIVE PLAN AWARDS IN THE LAST FISCAL YEAR

                                                                              ESTIMATED FUTURE
                                                                                  PAYOUTS
                                           NUMBER OF                          UNDER NON-STOCK
                                            SHARES,      PERFORMANCE OR      PRICE-BASED PLANS
                                           UNITS OR       OTHER PERIOD      --------------------
                                             OTHER      UNTIL MATURATION    THRESHOLD    TARGET
                 NAME*                    RIGHTS (#)       OR PAYMENT          ($)        ($)
- ----------------------------------------  -----------   -----------------   ---------   --------
Nader F. Darehshori.....................     3,000      December 31, 1995   $ 157,125   $163,500
Stephen O. Jaeger.......................     2,000      December 31, 1995     104,750    109,000
William J. Wisneski.....................     2,000      December 31, 1995     104,750    109,000
Joseph A. Kanon.........................     1,500      December 31, 1995      78,563     81,750
Michael E. Melody.......................     1,500      December 31, 1995      78,563     81,750

- ---------------

* No awards were made to Mr. Shaw or Ms. Ames.

2.  SELECTION OF INDEPENDENT AUDITORS

     Upon the recommendation of the Audit Committee, the Board of Directors has selected Ernst & Young to continue as independent auditors for the fiscal year ending December 31, 1994. The Board believes, however, that it is desirable to obtain stockholder ratification of the selection of the Company's independent auditors. During 1993 Ernst & Young provided services to the Company that included auditing the Company's consolidated statements, consulting in connection with unaudited quarterly financial information, and advising the Company on various accounting, tax and regulatory matters.

     Ratification will require the affirmative vote of the holders of a majority of the shares represented in person or by proxy and entitled to vote at the meeting. If the stockholders do not ratify the selection of the Company's independent auditors, the Board of Directors will reconsider its selection. Representatives of Ernest & Young will be present at the meeting with the opportunity to make a statement if they so desire and will be available to respond to appropriate questions.

     The Board of Directors unanimously recommends a vote FOR Proposal Two.


PRINCIPAL STOCKHOLDERS

     The following table shows the beneficial ownership of common stock of the Company by the only person who is known by the Company to be the beneficial owner of more than 5% of such stock. The information has been obtained solely from such person and the Schedule 13G filed by the person listed with the Securities and Exchange Commission. Such Schedule contains fuller information as to beneficial ownership of shares by the person listed therein.

                                                   PERCENT OF            AMOUNT AND NATURE
NAME AND ADDRESS OF BENEFICIAL OWNER                 CLASS            OF BENEFICIAL OWNERSHIP
- ----------------------------------------------     ----------      ------------------------------
State Street Bank and Trust Company,                10.3%          As of December 31, 1993,
  Trustee                                                          1,501,121 shares:
225 Franklin Street                                                  820,350 shares -- sole
Boston, MA 02110                                                        voting power
                                                                     656,171 shares -- shared
                                                                        voting power*
                                                                     194,850 shares -- sole
                                                                        investment power
                                                                     656,171 shares -- shared
                                                                        investment power*
- ---------------

* These shares, representing 4.5% of total common stock outstanding, are held as Trustee of the Houghton Mifflin Company Employees' Savings and Thrift Plan.

PROPOSALS OF STOCKHOLDERS FOR CONSIDERATION AT THE 1995 ANNUAL MEETING

     In order for a proposal by a stockholder to be included in the Board of Directors' Proxy Statement for the Company's Annual Meeting in 1995, it must be received at the Company's executive offices in Boston on or before November 24, 1994. Such a proposal must also comply with the requirements as to form and substance established by applicable laws and regulations in order to be included in the Proxy Statement and should be directed to the Clerk of the Company.

     Stockholders wishing to present business for action, other than proposals included in the Board of Directors' Proxy Statement, or to nominate candidates for election as directors at a meeting of the Company's stockholders, must do so in accordance with the Company's By-laws. The By-laws provide that in order to be presented at the 1995 Annual Meeting such stockholder proposals or nominations may be made only by a stockholder of record who shall have given notice of the proposed business or nomination to the Company between December 28, 1994, and February 11, 1995. In the case of a special meeting, or if the Annual Meeting is called for a date prior to February 11, 1995, the notice must be received not later than the close of business on the 20th day following the day on which notice of the date of the meeting was mailed or public disclosure was made, whichever occurs first. The notice must also contain certain background information concerning the stockholder making the proposal or nomination, the stockholder's ownership of the Company's capital stock, and, in the case of nominations, background and stock ownership information with respect to each nominee. Stockholders are referred to the By-laws for further information.

VOTING OF PROXIES

     The persons named in the enclosed Proxy will vote as directed in the Proxy, and in the absence of such direction will vote to elect the nominees for the Board of Directors and in favor of the actions specified in Item 2 of the enclosed Proxy.

     The Board of Directors of the Company is not aware of any other matters which may come before the meeting. The persons named in the enclosed Proxy intend to vote the Proxy in accordance with their best judgment if any other matters shall properly come before the meeting including, for example, a motion to adjourn the meeting to a later date for the purpose of continuing to solicit proxies.

     WHETHER OR NOT YOU ATTEND THE MEETING IN PERSON, PLEASE FILL IN AND SIGN THE ENCLOSED PROXY AND RETURN IT PROMPTLY. IF YOU ATTEND THE MEETING, YOU MAY, OF COURSE, VOTE YOUR SHARES EVEN THOUGH YOU HAVE SENT IN YOUR PROXY.

/X/ PLEASE MARK VOTES AS IN
    THIS EXAMPLE

                                          With-  For All
                                      For   hold   Except                                                  For  Against  Abstain
  1) Election of Class II Directors  /  /   /  /   /  /         2)  Ratify Ernst & Young as independent   /  /   /  /     /  /
     for a three-year term.                                         auditors for 1994.

          GAIL DEEGAN, JAMES O. FREEDMAN,
     CHARLES R. LONGSWORTH, ALFRED L. MCDOUGAL
                                                                                                            For  Against  Abstain
     If you do not wish your shares voted "FOR" a particular    3)  Transact such other business as may    /  /   /  /     /  /
     nominee, mark the "For All Except" box and strike a            properly come before the Meeting.
     line through the nominee(s) name. Your shares will be
     voted for the remaining nominee(s).

        ESOP SHARES:

        SAVINGS PLAN SHARES:


- ------------------------------------------------------------
   (Signature) X: ______________________ Date: __________               Mark box at right if comments or address change     /  /
                                                                        have been noted on the reverse side of this card.
   (Signature) X: ______________________ Date: __________
        Please be sure to sign and date this Proxy.
- ------------------------------------------------------------



                                                                        (over)
- -------------------------------------------------------------------------------


                           HOUGHTON MIFFLIN COMPANY
           DIRECTION SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE 1994 ANNUAL MEETING OF STOCKHOLDERS


               TO STATE STREET BANK AND TRUST COMPANY, TRUSTEE


As a participant in the Houghton Mifflin Company Employees' Savings and Thrift Plan, I hereby direct State Street, as Trustee, to vote as shown on the reverse those shares for which I am entitled to give direction as the Annual Meeting of Stockholders of Houghton Mifflin Company to be held at The New England Hall, 225 Clarendon Street, Boston, Massachusetts, on Wednesday, April 27, 1994 at 11:00 A.M. and at any adjournment thereof.

I hereby revoke any direction previously given, and acknowledge receipt of notice of said meeting, the related Proxy Statement, and a copy of the 1993 Annual Report.

Unless otherwise instructed, this direction will be voted in favor of the proposals set forth on the reverse side.

- -------------------------------------------------------------------------------
PLEASE VOTE, DATE, AND SIGN ON OTHER SIDE AND RETURN PROMPTLY IN ENCLOSED
                                  ENVELOPE.
- -------------------------------------------------------------------------------
Please sign this proxy exactly as your name appears on the books of the
Company. Joint owners should sign personally. Trustees and other fiduciaries should indicate the capcity in which they sign, and where more than one name appears, a majority must sign. If a corporation, this signature should be that of an authorized officer who should state his or her title.
- -------------------------------------------------------------------------------
HAS YOUR ADDRESS CHANGED?                       DO YOU HAVE ANY COMMENTS?

___________________________________________     _______________________________

___________________________________________     _______________________________

___________________________________________     _______________________________

                                    PROXY

                           HOUGHTON MIFFLIN COMPANY
             PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
                 FOR THE 1994 ANNUAL MEETING OF STOCKHOLDERS


        The undersigned hereby appoints Nader F. Darehshori and Stephen O. Jaeger, and each of them, Proxies with power of substitution to vote for and on behalf of the undersigned at the Annual Meeting of Stockholders of Houghton Mifflin Company to be held at The New England Hall, 225 Clarendon Street, Boston, Massachusetts, on Wednesday, April 27, 1994, at 11:00 a.m. and at any adjournment thereof, hereby granting full power and authority to act on behalf of the undersigned at said meeting or any adjournment thereof.


        The undersigned hereby revokes any Proxy previously given, and acknowledges receipt of notice of said meeting, the related Proxy Statement, and a copy of the 1993 Annual Report.

                 (continued and to be signed on reverse side)

             Unless Otherwise Instructed This Proxy Will Be Voted
           In Favor of the Proposals Set Forth on the Reverse Side

                                                                   -----------
                                                                   SEE REVERSE
                                                                       SIDE
                                                                   -----------

- -------------------------------------------------------------------------------
/X/ PLEASE MARK VOTES AS IN
    THIS EXAMPLE


  1) Election of Class II Directors for a three-year term.

  Nominees. Gail Deegan, James O. Freedman,                                                                For  Against  Abstain
  Charles R. Longsworth, Alfred L. McDougal                     2)  Ratify Ernst & Young as independent   /  /   /  /     /  /
                                                                    auditors for 1994.
        FOR             WITHHELD
        ALL             FROM ALL
      NOMINEES          NOMINEES                                3)  Transact such other business as may   /  /   /  /     /  /
       /  /              /  /                                       properly come before the Meeting.


  /  /___________________________________
   For all nominees except as noted above                               MARK HERE    /  /       MARK HERE     /  /
                                                                       FOR ADDRESS             IF YOU PLAN
                                                                       CHANGE AND               TO ATTEND
                                                                      NOTE AT LEFT             THE MEETING

                                                                PLEASE SIGN IN THE SAME FORM AS NAME APPEARS HEREON.
                                                                FIDUCIARIES AND CORPORATE OFFICERS SHOULD INDICATE
                                                                THEIR TITLE.

                                                                (Signature): ______________________ Date __________

                                                                (Signature): ______________________ Date __________
